SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                 October 11, 2006

Dalrada Financial Corporation
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(Exact Name of Registrant as Specified in its Charter)

Delaware                       0-12641                      33-0021693
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(State or Other Jurisdiction         (Commission                   (IRS Employer
of Incorporation)                   File Number)                           Identification No.)

9449 Balboa Avenue, Suite 210, San Diego, CA                    92123
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(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code: (858) 277-5300
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(Former Name or Former Address, if Changed Since Last Report)

Item 5.02. Departure of Directors and Principal Officer; Appointment of Directors and Principal Officer

Principal Officer Resignation:

1.	Robert A. Dietrich, Chief Financial Officer of the Company has resigned Effective September 30, 2006 but will remain with the Company in other capacities.

Appointment of Principal Officer:

1.	David P. Lieberman was appointed as Chief Financial Officer as of October 2, 2006. Mr. Lieberman also serves as a member of the Board of Directors of the
Company which became effective on March 1, 2006. Mr. Lieberman has been the Chief Financial Officer for John Goyak & Associates, Inc., an aerospace consulting firm located in Las Vegas, NV since 2003. Previously, Mr. Lieberman was the President of Lieberman Associates from 2000 to 2003 where he acted as the Chief Financial Officer for various public and non-public companies located in NV and CA. Mr. Lieberman has over thirty years of financial experience beginning with five years as an accountant with Price Waterhouse from 1967 through 1972

Item 9.01  Exhibits

(b)

Exhibit No.	Exhibit
99.1	News Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

s/ Brian Bonar                         Chairman of the Board of Directors,
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Brian Bonar                                  (Principal Executive Officer)
October 16, 2006

/s/ Eric W. Gaer Director
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Eric W. Gaer
October 16, 2006

/s/ Richard H. Green Director
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Richard H. Green
October 16, 2006

/s/ Stanley Hirschman Director
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Stanley Hirschman
October 16, 2006